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                           [GRANT THORNTON LETTERHEAD]

The US Member Firm of
Grant Thornton International


                CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



We have issued our reports dated February 26, 1999, accompanying the consolidated financial statements and schedule included in the Annual Report of Schlotzsky's, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 1998. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Schlotzsky's, Inc. on Forms S-8 (File No. 333-57077, effective June 17, 1998 and File No. 333-37785, effective October 14, 1997 and File No. 333-03809, effective May 15, 1996).





/s/ Grant Thornton LLP
-------------------------------
GRANT THORNTON LLP

Dallas, Texas
March 31, 1999